Exhibit 10.10

LEASE AGREEMENT

Between

LINCOLN PO BENICIA LIMITED PARTNERSHIP, Landlord

and

BEBE STORES, INC., Tenant

Lincoln Distribution Center

Benicia, California

TABLE OF CONTENTS

1.	PREMISES, TERM, AND INITIAL IMPROVEMENTS
2.	BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT
3.	TAXES
4.	LANDLORD’S MAINTENANCE
5.	TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS
6.	ALTERATIONS
7.	SIGNS
8.	UTILITIES
9.	INSURANCE
10.	CASUALTY DAMAGE
11.	LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE
12.	USE
13.	INSPECTION
14.	ASSIGNMENT AND SUBLETTING
15.	CONDEMNATION
16.	SURRENDER OF PREMISES, HOLDING OVER
17.	QUIET ENJOYMENT
18.	EVENTS OF DEFAULT
19.	REMEDIES
20.	LANDLORD’S DEFAULT
21.	MORTGAGES
22.	ENCUMBRANCES
23.	MISCELLANEOUS
24.	NOTICES
25.	HAZARDOUS WASTE
26.	RENEWAL OPTION
27.	RIGHT OF FIRST OFFER

Exhibit A-1	Legal Description of Property
Exhibit A-2	Site Plan
Exhibit B	Tenant Work Letter
Exhibit B-1	Description of Landlord’s Work
Exhibit C	Tenant’s Personal Property
Exhibit D	Rules and Regulations
Exhibit E	Renewal Option
Exhibit F	Right of First Offer

i

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into as of October 24, 2000 by and between LINCOLN PO BENICIA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and BEBE STORES, INC., a California corporation (“Tenant”).

1.                                       PREMISES, TERM, AND INITIAL IMPROVEMENTS.

(a)                                  Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord hereby leases to Tenant, and Tenant hereby leases and takes from Landlord, 144,000 square feet of Net Rentable Area (hereinafter defined) (the “Premises”) located in a building (the “Building”) to be constructed upon certain land situated in the City of Benicia, California (the “Land”).  The Building contains an aggregate of approximately 240,000 square feet of Net Rentable Area on the Land known as the “Lincoln Distribution Center” (the “Project”).  A legal description of the Land is attached hereto as Exhibit “A-1”.  A preliminary Site Plan depicting the Premises is attached hereto as Exhibit “A-2”.  Landlord anticipates that it may be necessary for Landlord to make certain modifications to the Site Plan; accordingly, if and when such Site Plan is revised by Landlord, such revised Site Plan shall be initialed by Landlord and Tenant and substituted in place of the then current Site Plan attached to this Lease.  The term “Net Rentable Area” refers to the square footage of the Premises, as calculated within the boundaries defined by (i) the exterior surface of the exterior walls and windows of the Building, and (ii) the center line of any demising walls separating the Premises from space to be occupied by another tenant.  The Net Rentable Area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated to be 144,000 square feet.

(b)                                 The term of this Lease (the “Term”) shall be twelve (12) years, beginning ninety (90) days following the later to occur of (i) “Building Shell Completion” (as defined in Exhibit “B”) or (ii) January 4, 2001 (the “Commencement Date”) and, unless extended by Tenant pursuant to the terms and conditions contained in Exhibit “E” attached hereto, ending on the last day of the calendar month in which the twelve (12) year anniversary of the Commencement Date shall occur; provided, however, that if the Commencement Date shall occur on the first day of a calendar month, the Expiration Date shall be the last day of the calendar month immediately preceding the twelve (12) year anniversary of the Commencement Date (“Expiration Date”).  Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Premises to Tenant on or before January 4, 2001 for any reason, then, subject to the provisions of Section 1.(d) below, (1) this Lease shall not be void or voidable by either party, and (2) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.  Although the Term may not commence until after the date hereof, from and after the date hereof, this Lease shall be deemed to be a contract between Landlord and Tenant and the provisions hereof shall be effective for all purposes.

(c)                                  Landlord shall construct the Building Shell in a good and workmanlike manner in substantial accordance with the plans and specifications referenced on Exhibit “B-1”, and, by occupying the Premises, Tenant shall be deemed to have accepted the Premises in their then “as is” condition, subject only to the completion of any punch-list items and any latent defects noted by Tenant in writing to Landlord within one (1) year following Building Shell Completion.  Neither Landlord nor Landlord’s agents have made any express or implied representations or promises with respect to the Building or the Premises or the repair or alteration thereof, except as expressly set forth in this Lease, and no rights or easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth herein.

(d)                                 In the event that Building Shell Completion does not occur on or before April 1, 2001 (the “Outside Building Completion Deadline”), Tenant, as its sole remedy, shall have the right to terminate this Lease by giving written notice of such termination to Landlord at any time after the Outside Building Completion Deadline and prior to the date Building Shell Completion occurs, in which case this Lease shall be terminated effective thirty (30) days after Landlord’s receipt of Tenant’s termination notice, unless Building Shell Completion occurs within said thirty (30) day period; provided, however, that the Outside Building Completion Deadline shall be extended by the number of days that Building Shell Completion is delayed due to a Tenant Delay (as defined in Exhibit “B” attached hereto).  In the event Tenant terminates this Lease pursuant to this Section 1.(d), neither party shall have any obligations to the other under this Lease, except for obligations arising before such termination.  For purposes of this Lease, the term “Tenant Delay” shall mean any delay in Building Shell Completion caused by or attributable to any act, neglect, failure or omission of Tenant or any of Tenant’s agents, employees, contractors or subcontractors.

2.                                       BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.

(a)                                  Tenant shall pay to Landlord monthly “Base Rent”, in advance, without demand, deduction or set off, the sums specified below:

Months in Term	Monthly Base Rent	Rate Per Square Foot Per Year
1-36	$53,280	$4.44
37-72	$56,520	$4.71
73-108	$60,480	$5.04
109-144	$64,080	$5.34

(b)                                 The first monthly installment, plus the other monthly charges for Tenant’s Proportionate Share of Operating Expenses (as defined and set forth in Section 2.(c) below), shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date.  If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, then Base Rent and additional rent for such partial month shall be prorated.

(c)                                  Intentionally Omitted

(d)                                 Tenant shall pay, as additional rent, Tenant’s Proportionate Share (herein-after defined) of all costs incurred by Landlord in owning, operating, maintaining, repairing and replacing the Land and Project and the facilities and services provided for the common use of Tenant and any other tenants of the Project (collectively, “Operating Expenses”), including the following items: (1) Taxes (as defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Project and Land or otherwise in contesting the Taxes; (2) the cost of all utilities used in the Project which are not billed separately to a tenant of the Project for above standard utility consumption; (3) insurance premiums (including the related deductibles); (4) the cost of repairs, replacement, management fees and expenses, landscape maintenance and replacement, security service (if provided), sewer service (if provided), trash service (if provided); (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; and (6) alterations, additions, and improvements made by Landlord to comply with any change in any applicable Laws (defined in Section 23.(a) below) enacted subsequent to the time of construction of the Building.  Throughout the Term on the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord’s estimate of Tenant’s Proportionate Share of annual Operating Expenses.  The initial monthly payments are based upon Landlord’s estimate of the Operating Expenses for the calendar year in question, and shall be increased or decreased annually to reflect the actual Operating Expenses determined by Landlord for that calendar year.  If Tenant’s total payments in respect of Operating Expenses for any calendar year are less than Tenant’s Proportionate Share of actual Operating Expenses for that calendar year, Tenant shall pay the difference to Landlord within ten days after Landlord’s request therefor; if such payments are more than Tenant’s Proportionate Share of actual Operating Expenses for that calendar year, Landlord shall retain such excess and credit it against Tenant’s future annual payments.  Operating Expenses shall not include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord, except as provided in clause (H) below; (B) expenses incurred in leasing or procuring tenants; (C) legal expenses other than those incurred for the general benefit of the Project’s tenants; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (E) income taxes imposed on or measured by the income of Landlord from the operation of the Project; (F) rents under ground leases; (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Project; (H) the cost of any capital improvements (except for the amortization over such reasonable period as Landlord shall determine, with interest at a rate per annum equal to the “Reference Rate” defined in Section 23.(k) below, of the cost of (1) capital improvements made by Landlord or equipment purchased by Landlord as a means to accomplish savings in operating, repairing, managing or maintaining the Project, and (2) capital improvements made by Landlord to comply with any change in any applicable Laws enacted subsequent to the time of construction of the Building); (I) depreciation of the Project; (J) management fees in excess of three percent (3%) of total rent payable hereunder; and (K) the cost of repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance or would have received such proceeds had Landlord maintained the insurance coverage required under this Lease (costs of repairing an insured casualty to the extent of the commercially reasonable deductible amount under the applicable insurance policy shall constitute an Operating Expense).  There shall be no duplication of costs or reimbursements in calculating Operating Expenses.

(e)                                  If during any calendar year the Project is less than 100% occupied, then, for purposes of calculating Tenant’s Proportionate Share of water and sewer charges for that calendar year, the amount of such charges shall be “grossed-up” to the amount which, in Landlord’s estimation, would have been incurred by Landlord had the Project been 100% occupied for that entire calendar year.

(f)                                    If any payment required of Tenant under this Lease is not paid when due, such late payment will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix.  Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises.  Therefore, if any payment required of Tenant under this Lease is not paid when due, except to the extent limited by any applicable Laws, and not in limitation or waiver of any of Landlord’s other rights and remedies under this Lease, Landlord may charge Tenant and Tenant shall pay to Landlord a fee equal to five percent (5%) of the delinquent payment as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of rent by Tenant.

(g)                                 All payments and reimbursements required to be made by Tenant under this Lease shall constitute “rent” (herein so called).

(h)                                 The term “Tenant’s Proportionate Share” means the ratio from time to time of the Net Rentable Area of the Premises to the Net Rentable Area of the Project.  Tenant’s Proportionate Share has been initially determined to be sixty percent (60%).  If the Net Rentable Area of the Premises changes, Tenant’s Proportionate Share shall change accordingly.

(i)                                     Tenant shall have the right, at Tenant’s sole cost upon thirty (30) days’ written notice to Landlord, during the sixty (60) day period following the end of each calendar year, to review in Landlord’s offices Landlord’s records of Operating Expenses for the subject calendar year.  Such review shall be carried out only by regular employees of Tenant or by a major national or regional accounting firm and not by any other third party.  No person conducting such an audit shall be compensated on a “contingency” or other incentive basis.  Tenant shall keep any information gained from its inspection of Landlord’s books and records confidential and shall not disclose any such information to any other party, except as required by applicable Law, as defined in Section 23(a) below.  If, as of the sixtieth (60th) day after the end of the calendar year, Tenant shall not have delivered to Landlord an objection statement (as defined below), then the calculation of Operating Expenses for the subject calendar year shall be final and binding upon Landlord and Tenant, and Tenant shall have no further right to object to such calculation of Operating Expenses.  If within such sixty (60) day period, Tenant delivers to Landlord a written statement specifying objections to the calculation of Operating Expenses for the subject calendar year (an “objection statement”), then Tenant and Landlord shall meet to attempt to resolve such objection within thirty (30) days after delivery of the objection statement.  Notwithstanding that any such dispute remains unresolved, Tenant shall be obligated to pay Landlord all amounts payable in accordance with this Section 2 (including any disputed amount).  If such objection is not resolved within such thirty (30) day period, then either party shall have the right to require that the dispute be submitted to binding arbitration under the rules of the American Arbitration Association.  All costs and expenses of Tenant’s initial review of Landlord’s records shall be paid by Tenant.  In the event either party shall submit the dispute over Tenant’s objection statement to arbitration as provided above, the prevailing party shall be entitled to receive from the non-prevailing party, in addition to the arbitration costs incurred by the prevailing party, such amount as the arbitrator may adjudge to be reasonable attorneys’ fees for the services rendered the prevailing party in such proceeding.  Landlord and Tenant agree that, notwithstanding any provision of this Lease or any provision of the rules of the American Arbitration Association to the contrary, Landlord shall be deemed the prevailing party in any arbitration proceeding brought by either party under this Section 2 unless the final determination of such arbitration proceeding is that Landlord overstated Tenant’s Proportionate Share of Operating Expenses, in the aggregate, for the applicable calendar year by more than ten percent (10%).  If such dispute results in an agreement or determination that Tenant is entitled to a refund, Landlord shall, at its option, either pay such refund or credit the amount thereof to the Base Rent next becoming due from Tenant.

3.                                       TAXES.

(a)                                  Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created but excluding any interest or penalties for late or delinquent payments (collectively, “Taxes”) that accrue against the Premises, the Land and the Project.  If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term “Taxes”.  Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a part of Taxes.  Further, Taxes shall not include penalties and interest on Taxes caused by the failure of Landlord to make timely payment (not due to any failure of Tenant to make timely payment of Tenant’s Proportionate Share of Taxes to Landlord).  Tenant shall pay, as additional rent, Tenant’s Proportionate Share of Taxes as specified in Section 2.(d) above; provided, however, if the Project is occupied by more than one tenant and the cost of any improvements constructed in the Premises is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Project, then Landlord may require that Tenant pay the amount of Taxes attributable to such improvements in addition to Tenant’s Proportionate Share of other Taxes.

(b)                                 Tenant shall (1) pay when due all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid.  If any such taxes are levied or assessed against Landlord or Landlord’s property and (A) Landlord pays them or (B) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes immediately upon Landlord’s request therefor.

4.                                       LANDLORD’S MAINTENANCE.

(a)                                  This Lease is intended by Landlord and Tenant to be a net lease; accordingly, Landlord’s maintenance obligations are limited to the replacement of the Building’s roof and maintenance of the foundation and structural members of the exterior walls and load bearing columns within the Premises (collectively, the “Building’s Structure”); however, Landlord shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice of the need therefor, or (2) for alterations to the Building’s Structure required by any applicable Law (including, without limitation, the Americans with Disabilities Act of 1990) because of Tenant’s use of the Premises (which alterations shall be performed by Tenant at Tenant’s sole cost and expense).  The Building’s Structure does not include skylights, windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant at Tenant’s sole cost and expense.  Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.  Landlord shall perform all maintenance work hereunder as expeditiously as reasonably practicable (without overtime or premium time labor) and shall make commercially reasonable efforts to minimize any interference with Tenant’s use.

(b)                                 Landlord shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, including, without limitation, maintenance, repairs and replacements of (i) any drill or spur track servicing the Premises, (ii) the exterior of the Building (including painting), (iii) sprinkler systems and sewage lines, and (iv) any other items normally associated with the foregoing.  Tenant shall repair or replace, as applicable, and pay for any damage caused to such parking areas, driveways, alleys and grounds by a Tenant Party (as defined in Section 23.(a) below) or caused by Tenant’s default hereunder.

(c)                                  The cost of performing Landlord’s maintenance and repair obligations shall be an Operating Expense (except to the limited extent any such cost is specifically excluded from being an Operating Expense pursuant to Section 2.(c) above).

5.                                       TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS.

(a)                                  Tenant shall maintain all parts of the Premises (except for maintenance work for which Landlord is expressly responsible under Section 4 above) in good condition and promptly make all necessary repairs and replacements to the Premises, and Tenant waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect.  Tenant shall also be responsible for the cleaning and sweeping of the Premises and for the removal of any trash which originates from the Premises.  Tenant shall be responsible for disposal of its trash from the Premises and will maintain adequate receptacles for such disposal, the design, placement and capacity of such receptacles to be subject to the prior approval of Landlord.  Outdoor storage of trash or any other material and receptacles or containers not approved by Landlord is strictly prohibited.  At its sole cost and expense, Tenant shall provide interior pest and insect extermination at the Premises as often as is reasonably necessary to eliminate any pests or insects, whether endemic to the Building or specific to the Premises or Tenant’s use thereof.

(b)                                 Subject to Landlord’s obligations set forth in Section 4.(c) above, Tenant shall maintain the hot water equipment and the HVAC System in good repair and condition and in accordance with all applicable Laws and with such equipment manufacturers’ suggested operation/maintenance service program. Tenant shall enter into a regularly scheduled (at least monthly) preventive maintenance/service contract for the hot water equipment and the HVAC System, in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least fourteen (14) days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

(c)                                  If Tenant fails to perform any of Tenant’s maintenance or repair obligations, and if such failure continues for thirty (30) days after written notice thereof is delivered to Tenant, then Landlord may perform such obligation, in which event Tenant shall pay to Landlord the reasonable cost incurred by Landlord in performing such obligation within thirty (30) days after Landlord’s written request therefor; provided, however, that if, by the nature of such maintenance or repair, Tenant cannot reasonably complete the work within the 30-day period described above, Landlord shall not perform such maintenance or repair obligation so long as Tenant commences such maintenance or repair with due diligence and dispatch within the 30-day period described above, and, having so commenced, thereafter performance such maintenance and repair with diligence and dispatch and completes the same.

(d)                                 Tenant acknowledges that Landlord is not providing security services of any kind to the Premises or for Tenant’s property and that the keys given to Tenant for the Premises may not be secure.  At its expense, Tenant shall provide whatever security and/or alarm systems Tenant deems necessary or appropriate for the protection of the Premises and of Tenant’s personal property and personnel located therein, including, if Tenant desires to do so, installing new locks for the Premises with new keys. Tenant shall provide to Landlord copies of all keys and access codes to allow Landlord entry to the Premises. In no event shall Landlord be responsible for, and Tenant waives any and all claims arising from, the loss or damage to any of Tenant’s personal property situated in and on the Premises, even though Landlord may have provided general area security or guard services. Landlord may elect to, but shall have no obligation to, provide general area security or guard services. In the event Landlord elects to provide general area security or guard services, it may discontinue such security or guard services with at least thirty (30) days’ notice. At its expense, Tenant is also responsible for the maintenance, repair, or replacement of any mechanical, security, and fire protection systems which Tenant has installed within the Premises. Tenant is expressly advised that if Tenant should place any fixtures, inventory or equipment in or on the Premises prior to the time the Premises are completed and delivered to the Tenant, the risk of loss or damage to such inventory, fixtures, or equipment will be greatly increased in view of the fact that, out of necessity, numerous people will be permitted access to the Premises for the purpose of completion of any work. All such risk of loss or damage shall be borne exclusively by the Tenant and not by the Landlord, and the Tenant hereby waives any claim for any such loss or damage against the Landlord.

6.                                       ALTERATIONS.   Tenant shall not make any alterations, additions or improvements to the Premises (collectively, “Alterations”) without the prior written consent of Landlord; provided, however, that Landlord’s consent shall not be required for Alterations to the interior of the Premises that are reasonably anticipated to cost less than Fifty Thousand Dollars ($50,000.00), provided that such Alterations do not affect, or require work to be performed on, the Building’s Structure, the HVAC System or any Building systems, including, without limitation, the electrical, life-safety, plumbing and fire protection systems (collectively, the “Building Systems”) (such alterations, additions or improvements are herein referred to as “Minor Alterations”).  Landlord shall not be required to notify Tenant of whether it consents to any Alterations until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them. If the Alterations will affect the Building’s Structure, HVAC System, or other Building Systems, then the plans and specifications therefor must be prepared by a licensed engineer acceptable to Landlord. Landlord’s approval of any plans and specifications shall not be a representation or warranty that the plans or the work depicted thereon will comply with applicable Laws or be adequate for any purpose, but shall merely be Landlord’s consent to performance of the work by Tenant. Upon completion of any Alterations, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all Alterations shall be Landlord’s property when installed in the Premises; provided, however, the following shall remain Tenant’s property: (i) furniture, movable equipment and other personal property that is not attached to the floors, walls, or ceiling of the Premises; and (ii) any other fixture, equipment, or other item, regardless of the manner of attachment, that is used primarily in Tenant’s trade or business and that can be removed as a separate physical unit without damage to the Building and without interference with other tenants’ use and enjoyment of their leased premises. All work performed by a Tenant Party in the Premises (including that relating to the installation, repair, replacement, or removal of any item) shall be performed in accordance with all applicable Laws and with Landlord’s specifications and requirements, in a good and workmanlike, lien-free manner, and so as not to damage or alter the Building’s Structure or the Premises. In connection with any such Alterations, Tenant shall pay to Landlord an administration fee of five percent (5%) of all costs incurred for such work. Upon expiration of the Term or termination of Tenant’s right to possess the Premises, Landlord may require Tenant to remove Alterations installed in the Premises by or at the request of Tenant (excluding the Initial Improvements described on Exhibit “B”), to repair any damage to the Premises caused by such removal, and to restore the Premises to good condition and repair, ordinary wear and tear excepted. If Landlord elects to require Tenant to remove any Alterations, it may do so by delivering to Tenant written notice thereof at the time Landlord consented to the Alterations or at any time thereafter. Attached hereto as Exhibit “C” is a list of trade fixtures, equipment, or other items that shall remain the property of Tenant. Subject to Landlord’s prior written approval, this list may be updated as Alterations are made to the Premises.

7.                                       SIGNS.   Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord’s prior written consent; provided, however, that Landlord agrees that Tenant may install the signage approved by Landlord and shown on the Final Working Drawings (as defined in Exhibit “B” attached hereto) (the “Pre-Approved Signage”). Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Except for the Pre-Approved Signage, Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings; or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them.

8.                                       UTILITIES.

(a)                          Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, deposits, maintenance charges, and the like pertaining to Tenant’s use of such utilities within the Premises. Tenant or Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for Building—standard utility service shall not be duplicated in Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses under Section 2.(c) above. All amounts due from Tenant under this Section 8 shall be payable immediately upon Landlord’s request therefor.

(b)                                 If solely as a result of Landlord’s gross negligence or willful misconduct, Landlord fails to provide an Essential Service (as hereinafter defined) which Landlord is required to provide to the Premises pursuant to the terms of this to Section 8 (an “Abatement Condition”), which prevents Tenant from occupying all or a material portion of the Premises (the “Abatement Space”), then Tenant may elect, by notice to Landlord, to have Base Rent and Tenant’s Proportionate Share of Operating Expenses and Taxes abate, subject to the following additional conditions having been satisfied in each instance:

(i)                                     With respect to the Abatement Condition in question, Tenant shall have given notice to Landlord of the occurrence thereof, which notice shall designate the cause or suspected cause of the Abatement Condition, if known to Tenant, and the portion of the Premises which is not usable by Tenant, and the Abatement Condition in question shall have continued after Tenant has given such notice for a period of not less than seven (7) consecutive days; and

(ii)                                  Tenant, solely because of the occurrence of the Abatement Condition, shall have actually vacated the Abatement Space for not less than seven (7) consecutive days after giving its notice to Landlord of the Abatement Condition.

If, with respect to the Abatement Condition in question, the conditions of this Section 8.(b) are fulfilled, then Base Rent and Tenant’s Proportionate Share of Operating Expenses and Taxes shall abate, in the proportion that the rentable square foot area of the Abatement Space actually vacated bears to the rentable square foot area of the Premises, for a period equal to the lesser of (A) the period during which Tenant has actually vacated the Abatement Space, or (B) the period of time between Tenant’s having vacated the Abatement Space and the date Tenant receives notice from Landlord that the Abatement Condition has been cured, provided that such time periods shall not commence to run until the day after Tenant gives Landlord notice of the Abatement Condition as required above. For purposes of this Section 8.(b), vacation of the Abatement Space shall not require Tenant to remove furniture, fixtures or equipment. Tenant shall be deemed to have vacated the Abatement Space if, due to the Abatement Condition, the Abatement Space is not occupiable by Tenant, and Tenant does not in fact conduct any business in or use the Abatement Space. Tenant agrees that furnishing Landlord with notice of the Abatement Condition shall be an election of remedies, and Tenant shall be deemed to have waived any other rights against Landlord at law or in equity, including, but not limited to, an action for money damages in connection with the Abatement Condition in question. Nothing contained herein shall limit Tenant’s right to an abatement of rent or termination of this Lease in the case of a Casualty as provided in Section 10 hereof. For purposes hereof, an “Essential Service” shall mean the standard services to be provided by the heating, ventilation and air conditioning systems, life safety systems, mechanical systems, plumbing and waste disposal systems and electrical systems to the extent Landlord is required to provide such services to the Premises pursuant to the terms of this Section 8.

(c)                                  Except as expressly provided above, Landlord shall not be liable for any interruption or failure of utility service to the Premises, and Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable Laws permitting the termination of this Lease due to such failure or interruption.

9.                                    INSURANCE.   Tenant shall maintain (a) workers’ compensation insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $2,000,000 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella coverage of at least $5,000,000 per occurrence, (b) fire and extended coverage insurance covering (1) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises by or on behalf of a Tenant Party (including the Initial Improvements described on Exhibit “B”), and (2) the replacement cost of all of Tenant’s personal property in the Premises, and (c) business interruption insurance and such other insurance as any Landlord’s Mortgagee (as defined in Section 21.(a) below) may reasonably require, provided that any such other insurance shall be reasonably consistent with the insurance requirements of prudent landlords of comparable projects in the vicinity of the Project. Such policies shall (A) name Landlord, Landlord’s agents, and their respective affiliates (as defined in Section 23.(a) below), as additional insureds (and as loss payees on the fire and extended coverage insurance), (B) be issued by an insurance company licensed to do business in the State of California with a Best’s Guide Insurance Rating of A-VII, or better, and otherwise acceptable to Landlord, (C) provide that such insurance may not be canceled unless thirty (30) days’ prior written notice is first given to Landlord, (D) be delivered to Landlord by Tenant before the Commencement Date and at least 30 days before each renewal thereof, and (E) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord’s policy shall be excess over Tenant’s policies.

Landlord shall procure and maintain throughout the Term, the cost of which shall be included as an Operating Expense, (1) fire and extended coverage insurance covering the Building in an amount not less than the full replacement cost of the Building, and (2) such other insurance as Landlord or Landlord’s Mortgagee (hereinafter defined) shall require.

10.                              CASUALTY DAMAGE.

(a)                                  Tenant immediately shall give written notice to Landlord of any damage to the Premises or the Building. If the Premises or the Building are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s reasonable estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord’s actual knowledge of such damage, then either

Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after such damage, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(b)                                 Subject to Section 10.(c) below, if this Lease is not terminated under Section 10.(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant’s insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work (the “Repair Period”), then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

(c)                                  If the Premises are destroyed or damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s Mortgagee requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated.

(d)                                 If the Premises are destroyed or damaged by any peril not covered by the insurance maintained by Landlord and, in Landlord’s reasonable estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of such damage, then (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to Landlord written notice thereof within thirty (30) days after Tenant’s receipt of Landlord’s estimation of the time to repair such damage, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(e)                                  The provisions of this Lease, including this Section 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building, and any statute or regulation of the State of California, including, without limitation, subsection 2 of Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

11.                                 LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.

(a)                                  Subject to Section 11.(b) below, Tenant shall, to the maximum extent permitted by Law, protect, indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (collectively, the “Indemnified Parties”) from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (1) arising from Tenant’s failure to perform its covenants hereunder, (2) arising from, or caused, wholly or in part, by a Tenant Party or any other person entering upon the Premises under or with a Tenant Party’s express or implied invitation or permission, (3) arising from or out of the occupancy or use of the Premises by a Tenant Party or arising from or out of any occurrence in the Premises, howsoever caused, or (4) suffered by, recovered from or asserted against any of the Indemnified Parties by the employees, agents, contractors, or invitees of Tenant or its subtenants or assignees. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable if such loss, damage, or injury is caused by the sole active negligence or willful misconduct of Landlord or any of its duly authorized agents or employees.

(b)                                 Landlord and Tenant both waive any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

12.                                 USE.

(a)                                  The Premises shall be used only for receiving, storing, shipping and selling clothing products, materials and merchandise made or distributed by Tenant and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not use, or permit the use of, the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous. Outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant and all Tenant Parties shall comply with all reasonable non-arbitrary rules and regulations governing the use and occupancy of the Premises which are now or hereafter imposed by Landlord. A copy of the rules and regulations now in force are attached as Exhibit “D”. Tenant shall not cause or permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take or permit any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor cause or permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) materially increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord which is caused by Tenant’s use of the Premises.

(b)                                 Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, a proportionate share of the parking spaces in the Project (based on the ratio from time to time of the Net Rentable Area of the Premises to the Net Rentable Area of the Project) which Landlord has designated for such use, subject to (1) such reasonable rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.

13.                                 INSPECTION.   Landlord and Landlord’s agents and representatives may enter the Premises during business hours to: inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last six (6) months of the Term) tenants. During the last six (6) months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least sixty (60) days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the “Vacation Date”). At least thirty (30) days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items, if any, that Tenant must perform before the Vacation Date. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord’s determination of the work Tenant is required to perform before the Vacation Date shall be conclusive.  If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant’s cost. Tenant shall pay all reasonable costs incurred by Landlord in performing such work within ten days after Landlord’s request therefor.

14.                                 ASSIGNMENT AND SUBLETTING.

(a)                                  Tenant shall not, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 14.(a)(2) through 14.(a)(6) being a “Transfer” and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).

(b)                                 If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, the portion of the Premises to be Transferred (herein called the “Subject Space”) and the following information about the proposed Transferee: name and address; satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed Transferee’s creditworthiness and character (collectively, the “Notice of Proposed Transfer”). Tenant shall reimburse Landlord for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Transfer, up to a maximum of One Thousand Five Hundred Dollars ($1,500.00).

(c)                                  If Landlord consents to a proposed Transfer, then the proposed Transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder (however, any Transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor).  Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its Transferee shall be jointly and severally liable therefor. Tenant hereby waives its rights under Section 2819 of the California Civil Code or any similar statute or law now or hereafter in effect, and agrees that Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(d)                                 Notwithstanding the foregoing, Landlord’s consent shall not be required for the following Transfers (herein referred to as “Permitted Transfers” and a Transferee under any such Permitted Transfer is herein referred to as a “Permitted Transferee”): (i) an assignment of this Lease to a Transferee that purchases all or substantially all of the assets of Tenant, or to a Transferee that is the resulting entity of a merger or consolidation of Tenant with another entity, or (ii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant; provided that (1) Tenant shall not be in default (beyond applicable notice and cure periods ) in the performance of any of its obligations under this Lease at the time of the Transfer; (2) Tenant delivers to Landlord a Notice of Proposed Transfer with respect to such proposed Transfer at least thirty (30) days prior to the effective date thereof and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Transferee, including, but not limited to, copies of the sublease or instrument of assignment, copies of documents establishing to the reasonable satisfaction of Landlord that the transaction in question is one described in clause (i) or (ii) above; and (3) any such proposed Transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Section 14. In the event of a transfer to a Permitted Transferee, Tenant shall not be released from performing its obligations under this Lease, but rather Tenant and the Permitted Transferee shall be jointly and severally liable therefor.

(e)                                  Tenant hereby assigns, transfers and conveys one-half of all consideration received by Tenant under any Transfer (excluding Permitted Transfers), which are in excess of (i) the rents payable by Tenant under this Lease, plus (ii) the unamortized cost of the Initial Improvements, and any other Alterations to the Premises paid for by Tenant (such amortization to be made on a straight-line basis over the initial Term), and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within twenty (20) days after receipt.

15.                                 CONDEMNATION.   If more than 50% of the Premises is taken for any public or quasi—public use by right of eminent domain or private purchase in lieu thereof (a “Taking”), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective as of the date of such Taking. If (a) less than 50% of the Premises are subject to a Taking or (b) more than 50% of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord. Specifically, and without limiting the generality of the foregoing, said assignment is intended to include: (i) the “bonus value” represented by the difference, if any, between rent under this Lease and market rent for the unexpired Term; (ii) the value of improvements to the Premises, whether said improvements were paid for by Landlord or by Tenant; and (iii) the value of any and all other items and categories of property for which payment of compensation may be made in any such proceeding. Notwithstanding the foregoing, Tenant shall be entitled to receive any award of compensation for (1) loss of or damage to the goodwill of Tenant’s business and lost profits (but only to the extent the same does not constitute “bonus value”), (2) the taking of trade fixtures and equipment owned and paid for by Tenant (meaning the trade fixtures, furniture, and personal property placed in the Premises by Tenant and described on Exhibit “C”), and (3) any moving or relocation expenses which Tenant is entitled under the law to recover directly from the public agency which acquires the Premises. Tenant hereby waives sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

16.                                 SURRENDER OF PREMISES, HOLDING OVER.

(a)                                  No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant’s right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant’s maintenance obligations) excepted, and with the HVAC System and hot water equipment, any remaining light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant’s request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises except as provided in the next two sentences. Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises by Tenant and described on Exhibit “C” (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request in writing (excluding the Initial Improvements described on Exhibit “B”), provided such request is made within six (6) months after the end of the Term. All items so requested to be moved which are not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 26 below. All work required of Tenant under this Section 16.(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all applicable Laws, and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16.(a). Without limiting the generality of the foregoing, delivery of the Premises in compliance with this Section 16.(a) shall require that Tenant cause the following (which is not an exclusive list) to be true as of the date of surrender:

(i)                                     All interior lights are operational and burning.

(ii)                                  All exhaust, ceiling and overhead fans are operational.

(iii)                               Warehouse floor is broom swept and clean of all trash and materials.

(iv)                              Warehouse floor is cleaned of excessive oils, fluids and other foreign materials.

(v)                                 All electrical, plumbing, and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

(vi)                              Overhead interior and exterior doors are operational and in good condition.

(vii)                           Any bolts secured to floor are cut off flush and sealed with epoxy.

(viii)                        All furniture, trash and debris are removed.

(ix)                                All pictures, posters, signage, stickers and all similar items are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises.

(x)                                   Carpet areas are vacuumed.

(xi)                                All uncarpeted office floors are swept and any excess wax buildup on tile and vinyl floors is removed.

(xii)                             All Tenant installed computer cable is removed to point of origin.

(xiii)                          All doors, windows, and miscellaneous hardware are operational if Landlord so requires.

(xiv)                         All heating, air conditioning and mechanical equipment is operational and in good working condition.

(xv)                            Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

(xvi)                         There are no broken windows or other glass items.

(xvii)                      Bathroom walls, floors, and fixtures are clean.

(xviii)                   All plumbing fixtures are intact and operational and do not leak.

(xix)                           Inside walls are reasonably clean and any holes in the walls or roof are properly and permanently patched.

(xx)                              If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at sufferance and Tenant shall pay, in addition to the other rent due hereunder, a daily Base Rent equal to (i) for the first sixty (60) days, One Hundred Fifty Percent (150%) of the daily Base Rent payable during the last month of the Term, and (ii) thereafter and until such time as the Premises are surrendered, Two

Hundred Percent (200%) of the daily Base Rent payable during the last month of the Term.  Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys’ fees and expenses) incurred because of such holding over.  No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

17.                                 QUIET ENJOYMENT.   Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from any party claiming by, through, or under Landlord.

18.                                 EVENTS OF DEFAULT.   Each of the following events shall constitute an “Event of Default” under this Lease:

(a)                                  Tenant fails to pay any rent when due or any payment or reimbursement required under any other lease with Landlord when due.

(b)                                 The filing of a petition by or against Tenant or any guarantor of Tenant’s obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 60 days after the filing thereof).

(c)                                  Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 below within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(d)                                 Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed above in this Section 18), and such failure continues for thirty (30) days after written notice thereof to Tenant.

19.                                 REMEDIES.

(a)                                  If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate.  Upon such termination, Landlord shall have the right to recover from Tenant:

(i)                                     The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(ii)                                  The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii)                               The worth at the time of award of the amount by which all unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv)                              All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.  The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the Interest Rate set forth in Section 23.(k).  The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Sections 2 and 3 hereof.  For purposes of computing the amount of rent hereunder that would have accrued after the time of award, the amounts of Tenant’s obligations to pay increases in Operating Expenses and Taxes shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

(b)                                 Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease, if Tenant has the right to sublet or assign, subject only to reasonable limitations.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

(c)                                  If Tenant shall fail to perform any act required to be performed by it hereunder or to pay any sum of money required to be paid by it hereunder (other than Base Rent), or shall fail to cure any default and such failure shall continue beyond any applicable notice and grace period set forth herein, then Landlord may, at its option, and without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such act on behalf of Tenant.  All sums so paid and all costs incurred by Landlord in taking such action shall be deemed additional rent and shall be paid to Landlord on demand.

(d)                                 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.  Tenant, to the greatest extent permitted by law, waives redemption or relief from forfeiture under Section 1174 and 1179 of the California Code of Civil Procedure, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

20.                                 LANDLORD’S DEFAULT.    If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages.  Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.  In the event Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder of Landlord by reason of acts of God, strikes, lockouts, labor disputes, weather, labor troubles, inability to procure materials, the acts of Tenant or other causes beyond the reasonable control of Landlord, then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  Liability of Landlord to Tenant for any default by Landlord shall be limited to the actual and direct, but not consequential, special or punitive, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord’s partners, shareholders, officers, directors, employees, agents or attorneys shall have any personal liability therefor.

21.                                 MORTGAGES.

(a)                                  This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”), and any ground lease, master lease, or primary lease (a “Primary Lease”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof.  However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant.  The provisions of this Section 21 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within twenty (20) days after request therefor, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease.  If Tenant fails to execute the same within such 20-day period, Landlord may execute the same as attorney-in-fact for Tenant.  Tenant also agrees to modify this Lease as reasonably requested by Landlord’s Mortgagee which does not cause increased expense to Tenant, a decrease in Tenant’s rights under this Lease, or otherwise materially adversely affect Tenant’s interest under this Lease.

(b)                                 With respect to any Mortgage or Primary Lease to which this Lease is now or shall hereafter become subordinate, Landlord shall use commercially reasonable efforts to obtain from the Landlord’s Mortgagee, for the benefit of Tenant, a non-disturbance agreement, in the usual form of such Landlord’s Mortgagee, providing generally that as long as Tenant is not in default under this Lease, this Lease will not be terminated if such Landlord’s Mortgagee acquires title to the Project by reason of foreclosure proceedings, acceptance of a deed in lieu of foreclosure, or termination of the leasehold interest of Landlord, provided that Tenant attorns to such Landlord’s Mortgagee in accordance with its requirements.  Except for making such commercially reasonable efforts, Landlord will be under no duty or obligation hereunder with respect to any Mortgage or Primary Lease, nor will the failure or refusal of any Landlord’s Mortgagee(s) to grant a non-disturbance agreement render Landlord liable to Tenant, or affect this Lease, in any manner.  Tenant will bear all costs and expenses (including attorneys’ fees) of the Landlord Mortgagee(s) in connection with Landlord’s reasonable efforts to obtain a non-disturbance agreement.

(c)                                  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)                                 Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

22.                                 ENCUMBRANCES.    Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property or the interest of Landlord or Tenant in the Premises or the Building or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23.                                 MISCELLANEOUS.

(a)                                  Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease.  The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting Tenant or the Premises, and “Law” shall mean any of the foregoing; “affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and “Tenant Party” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

(b)                                 Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease, in which case Landlord shall have no further liability hereunder provided that Landlord’s assignee assumes all of Landlord’s obligations under this Lease.  Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c)                                  Tenant shall, from time to time, within 20 days after request of Landlord, deliver to Landlord, or Landlord’s designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease, and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord.  Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease. Tenant’s failure to deliver said statement in the time required shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against rent under this Lease and (iii) no more than one month’s Base Rent has been paid in advance.

(d)                                 This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto.  Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect.  This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(e)                                  All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Tenant shall, prior to vacating the Premises, pay to Landlord the prorated amount, as estimated by Landlord, of Tenant’s obligation hereunder for Operating Expenses for the year in which the Term ends.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.

(f)                                    The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting parties shall be employed in the interpretation of this Lease.  This Lease shall be construed and interpreted in accordance with the laws of the State of California.  If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.  Time is of the essence of each provision of this Lease.

(g)                                 All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(h)                                 Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease except for Colliers International.  Tenant and Landlord shall each indemnify the other against all costs, attorneys’ fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.  Landlord shall pay Colliers International a real estate commission as per separate agreement.

(i)                                     If and when included within the term “Tenant”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant.  All parties included within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

(j)                                     The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder.

(k)                                  Tenant shall pay interest on all past-due rent from the date due until paid at an annual rate of interest (the “Interest Rate”) equal to the greater of (i) eighteen percent (18%) per year, or (ii) a rate equal to the sum of five (5) percentage points over the publicly announced reference rate (the “Reference Rate”) charged on such due date by the San Francisco Main Office of Bank of America NT & SA (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers); provided, however, Tenant’s total liability for interest payments under this Lease shall not exceed the limits, if any, imposed on such payments by the usury laws of the State of California.

(l)                                     This Lease may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

(m)                               In case any suit or other proceeding shall be brought for an unlawful detainer of the Premises or for the recovery of any rent due under the provisions of this Lease or because of the failure of performance or observance of any other term or covenant herein contained on the part of Landlord or Tenant, the unsuccessful party in such suit or proceeding shall pay to the prevailing party therein reasonable attorneys’ fees and costs which shall include fees and costs of any appeal, all as fixed by the court.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(n)                                 Each party hereto shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County of Solano and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law.  No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived.  It is the intention of the parties that these provisions shall be subject to no exceptions.  By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure.  No party has in any way agreed with or represented to any other party that the provisions of this Section 23.(n) will not be fully enforced in all instances.  The provisions of this Section 23.(n) shall survive the expiration or earlier termination of this Lease.

24.                                 NOTICES.    Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

(a)                                  All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.  Tenant’s obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b)                                 All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c)                                  Any notice or document required or permitted to be delivered hereunder or under the laws of the State of California, including, but not limited to, notice under the provisions of Section 1161 of the California Code of Civil Procedure

and Section 1946 of the California Civil Code (each, a “Notice”), shall be made in writing and shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand delivered notice), (2) deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out next to their signatures below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith; or, in the case of notice given to Tenant subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, if delivered to the Premises or any place where Tenant or any agent or employee of Tenant may be found.  Tenant hereby appoints as its agent to receive the service of process in any action, or any notice required by law to be given prior to the commencement of any action, for recovery of possession of the Premises or any part thereof, and to receive service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.  Tenant hereby agrees that service of notice in accordance with the terms of this Lease shall be in lieu of the methods of service specified in Section 1162 of the California Code of Civil Procedure.  The provisions of subdivision (a) of Section 1013 of the California Code of Civil Procedure, extending the time within which a right may be exercised or an act may be done, shall not apply to a notice given pursuant to this Lease.  Landlord may act through its property manager for the Project, through its legal counsel or through any other person who may from time to time be designated by Landlord in writing.

25.                                 HAZARDOUS WASTE.   The term “Hazardous Substances”, as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any Law relating to health, pollution, or protection of the environment.  Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for de minimis quantities of general office supplies customarily used by office tenants in the ordinary course of Tenant’s business their business, such as copier toner, liquid paper, glue, ink and cleaning solvents (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions as a result of Tenant’s use of the Premises or breach of this Lease, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business.  Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the reasonable cost thereof within ten days after Landlord’s request therefor.  Nothing in this Section shall require Tenant to indemnify Landlord for any matters arising out of or caused by the actions or omissions of Landlord, its employees, agents, contractors, licensees, or invitees.

26.                                 RENEWAL OPTION.    Tenant shall be granted one (1) option to renew this Lease for an additional term of ten (10) years on the terms and conditions set forth in EXHIBIT “E”.

27.                                 RIGHT OF FIRST OFFER.    Tenant shall be granted a conditional right to make a first offer to lease additional space in the Project on the terms and conditions set forth in EXHIBIT “F”

TENANT ACKNOWLEDGES THAT (1) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS MAY BE SET FORTH IN EXHIBIT “B” ATTACHED TO THIS LEASE), AND (2) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

SIGNATURES ON FOLLOWING PAGE

TENANT:			LANDLORD:

BEBE STORES, INC.,			LINCOLN PO BENICIA LIMITED
a California corporation			PARTNERSHIP,
a Delaware limited partnership

			By:	Lincoln-Benicia LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Manny Mashouf			By:	Lincoln MM Benicia, Inc.
	Name:	Manny Mashouf			a Texas corporation,
	Title:	President & CEO			its managing member

By:	/s/ Lilliemae Stephens		By:	/s/ John Herr
	Name:	Lilliemae Stephens		Name:	John Herr
	Title:	Vice President and General Counsel		Title:	VICE PRESIDENT

Address:			Address:

380 Valley Drive			Lincoln Property Company
Brisbane, CA 94005			500 North Akard Street
3300 Lincoln Plaza
Dallas, TX 75201-3394
Attention: Manny Mashouf			Attention: Gregory Courtwright

Telephone: (415) 715-3900			Telephone: (214) 740-3300
Fax: (415) 715-3939			Fax: (214) 740-3460

Dated:			Dated:	10-27-00

EXHIBIT “A-1”

LEGAL DESCRIPTION

REAL PROPERTY in the City of Benicia, County of Solano, State of California, described as follows:

PARCEL ONE:

Beginning at the most southerly corner of Lot 6 as shown on the Subdivision Map for “Fleetside Industrial Park”, recorded July 24, 1985 in Book 45 of Maps, at Pages 57 - 50, Solano County Records, said point being a point on a curve concave to the southeast having a radius of 2,032 feet and whose radial bears North 53º 48’ 41” West; thence North 58º 33’ 10” West 698.33 feet; thence North 33º 26’ 50” East 82.16 feet to the beginning of a non-tangent curve concave to the southeast having a radius of 11,359.17 feet and whose radial bears North 56º 39’ 25” West; thence northerly along the curve 123.91 feet through a central angle of 0º 37’ 30” to a point on a compound curve concave to the southeast having a radius of 5,629.60 feet and whose radial bears North 55º 55’ 35” West; thence northerly along the curve 629.34 feet (629.35 record) through a central angle of 6º 24’ 19”; thence South 52º 07’ 58” East 710.95 feet to a point on a non-tangent curve concave to the northwest having a radius of 968.00 feet and whose radial bears North 58º 41’ 58” West; thence southerly along the curve 110.94 feet through a central angle of 6º 34’ 00”; thence South 37º 52’ 02” West 610.43 feet to the beginning of a tangent curve concave to the southeast having a radius of 2,032 feet; thence southerly along the curve 59.53 feet through a central angle of 1º 40’ 43” to the point of beginning.

PARCEL TWO:

A non-exclusive storm drain easement for construction, maintenance of storm drainage facilities, works, structures and lines, including reasonable rights of access thereto, as granted in the Easement Deed recorded April 9, 1996, Series No. 96-22958, Solano County Records, and being described as follows:

Being a portion of “New Lot 7” as shown on the Lot Line Adjustment Map recorded Jun 15, 1994, Series No. 1994-58782, Solano County Records, beginning at the most southerly corner of said “New Lot 7”; thence along the general southwest property line North 52º 07’ 58” West 10.03 feet; thence North 30º 42’ 31” East 8.75 feet; thence South 59º 17’ 29” East 10.00 feet to a point on a curve concave to the northwest having a radius of 968.00 feet and whose radial bears North 59º 17’ 29” West; thence southwest along the curve 10.00 feet through a central angle of 0º 35’ 31” to the point of beginning.

A.P. Nos.:  080-301-200 and 210

****

A-1

EXHIBIT “A-2”

SITE PLAN OF PREMISES

[GRAPHIC]

A-2

EXHIBIT “B”

TENANT WORK LETTER

This Tenant Work Letter is attached to and forms a part of the Lease dated as of October 24, 2000 (the “Lease”), by and among LINCOLN PO BENICIA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and BEBE STORES, INC., a California corporation (“Tenant”) pertaining to certain premises located in the Lincoln Distribution Center, Benicia, California.  Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Tenant Work Letter, and capitalized terms used without being defined in this Tenant Work Letter shall have the meanings given them in the Lease.

The purpose of this Tenant Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of the Building and all alterations, additions and improvements which Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease.

Landlord and Tenant agree as follows:

1.                                       Definitions.  Wherever used in the Lease or this Tenant Work Letter, the following terms are defined as follows:

1.1                                 “Building Shell”  means the portion of the Premises being constructed by Landlord as part of Landlord’s Work, including the building structure, exterior walls, exterior glass, floor slab, roof, parking lot, landscaping and the base for any street monument sign.  The Building Shell does not include any elevators, stairs, HVAC, roof screens or thermal insulation.  Tenant shall be responsible for installing the HVAC system for the Building.

1.2                                 “Initial Improvements”  means the alterations, additions and improvements which Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease (excluding the Personal Property shown on Exhibit “C” to the Lease).

1.3                                 “Landlord’s Work”  means the work specifically described in Exhibit B-1 attached hereto.  Landlord’s Work shall also include bringing telecommunications, electrical and plumbing service to the Building (i.e., stubbed but not distributed) and for installing the main fire sprinkler trunks (i.e., installed but not distributed or “dropped”).

1.4                                 “Outside Opening Date”  means the date six (6) months following Building Shell Completion; provided, however, that the Outside Opening Date shall be extended one day for each day that completion of the Initial Improvements is delayed by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotion, fire or other casualty, and other causes beyond Tenant’s reasonable control.

1.5                                 “Building Shell Completion”  means the date when a notice of completion (or equivalent) is issued for the Building Shell by the City of Benicia.  Tenant agrees and acknowledges that Building Shell Completion may occur notwithstanding the fact that certain tasks to be performed by Landlord have yet to be completed.  For instance, Tenant agrees that Building Shell Completion may occur notwithstanding the fact that Landlord has not completed certain “punch list” items, the parking lot and landscape installation and/or street improvements, so long as such uncompleted items do not materially affect Tenant’s ability to commence without interruption the construction of the Initial Improvements.

1.6                                 “Tenant Delay”  means any delay in Building Shell Completion caused by or attributable to (a) any failure by Tenant to perform its obligations under this Tenant Work Letter by or within the time specified for such performance, or (b) any act, neglect, failure or omission of Tenant or any of Tenant’s agents, employees, contractors or subcontractors which interferes with Landlord’s ability to perform the Landlord’s Work.

1.7                                 “Tenant Improvement Work”  means the work of constructing the Initial Improvements.

2.                                       Delivery of Premises.

2.1                                 Landlord’s Work.  Landlord shall, at its sole cost of expense, perform Landlord’s Work.

2.2                                 Tenant’s Early Entry.  On reasonable prior notice, Landlord will permit Tenant and Tenant’s Agents (as defined below) to enter the Premises from time to time prior to Building Shell Completion as may be reasonably necessary or appropriate.  Tenant shall indemnify, protect, defend and hold Landlord and the other Indemnitees harmless from and against any and all claims, losses, liability, damages, costs or expenses (including, without limitation, attorneys’ fees and costs) suffered or incurred by the Indemnified Parties arising from such entry.

3.                                       Design and Approval of the Initial Improvements.

3.1                                 Selection of Tenant’s Architect; Construction Drawings.

(a)                                  Tenant shall retain an architect/space planner (“Tenant’s Architect”) to prepare the Construction Drawings.  Tenant’s Architect shall be subject to the written approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed; provided, however, Landlord approves Berger/Detmer as Tenant’s Architect.  Tenant shall retain engineering consultants approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety and sprinkler work in the Premises in connection with the Initial Improvements.  The plans and drawings to be prepared by Tenant’s Architect and the engineers hereunder shall be known, collectively, as the “Construction Drawings”.

(b)                                 All Construction Drawings shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord’s sole interest in reviewing and approving the Construction Drawings is to protect the Building and Landlord’s interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Construction Drawings are correct or accurate, or are in compliance with any applicable Laws.  Prior to execution of the Lease, Landlord has supplied Tenant with a set of drawings of the Building which Tenant may use in connection with the preparation of the Construction Drawings, but Tenant agrees that Landlord shall have no liability for the completeness or accuracy thereof, and Tenant’s Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings.

3.2                                 Space Plans.  Prior to drafting any Construction Drawings, Tenant shall furnish Landlord with Tenant’s final space plans for the Premises (“Space Plans”).  The Space Plans shall show locations of all proposed improvements, including partitions, cabinetry, equipment and fixtures, shall identify materials and finishes by location, and shall specify the location of any proposed structural floor penetrations, any special HVAC requirements, the location and description of any special plumbing requirements, and any special electrical requirements.  In addition, the Space Plans shall show telephone and telecommunications facilities, and computer and electronic data facilities.  Landlord shall approve or disapprove the Space Plans by written notice given to Tenant within five (5) business days after receipt of the Space Plans.  Landlord shall not unreasonably withhold or condition its approval of the Space Plans. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections and/or revisions.  Landlord shall approve or disapprove of any revisions to the Space Plans by written notice given to Tenant within five (5) business days after receipt of such revisions.  This procedure shall be repeated until Landlord approves the Space Plans.

3.3                                 Final Working Drawings.  Following Landlord’s approval of the Space Plans, Tenant shall cause Tenant’s Architect and the Engineers to prepare and submit for Landlord’s approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits (as hereinafter defined) and commence construction (the “Final Working Drawings”).  Tenant shall furnish Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall approve or disapprove of the Final Working Drawings by giving written notice to Tenant within five (5) business days after receipt thereof.  Landlord shall not unreasonably withhold, condition or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings if in Landlord’s good faith judgment, the Final Working Drawings are inconsistent with, or do not conform to, the Space Plans.  If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord’s reasons for disapproval and/or specifying any required corrections or revisions.  Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions.  This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the “Approved Working Drawings”).

4.                                       Construction of Initial Improvements.

4.1                                 Contracts with Tenant’s Contractor and Subcontractors.

(a)                                  Tenant shall retain a licensed general contractor as the contractor for the construction of the Initial Improvements (“Tenant’s Contractor”).  Tenant’s Contractor must be experienced in the performance of work comparable to the work of the Initial Improvements in buildings comparable to the Building, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.  All subcontractors, laborers, materialmen and suppliers used by Tenant (such subcontractors, laborers, materialmen and suppliers, together with Tenant’s Contractor, are collectively referred to herein as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(b)                                 Tenant shall furnish Landlord with true and correct copies of all construction contracts between or among Tenant, Tenant’s Contractor and all subcontractors relating to the Tenant Improvement Work, provided that Landlord’s review of such contracts shall not relieve Tenant from its obligations under this Tenant Work Letter nor shall such review be deemed to constitute Landlord’s representation that such contracts comply with the requirements of this Tenant Work Letter.  All such contracts shall expressly provide that (i) the work to be performed thereunder shall be subject to the terms and conditions of this Tenant Work Letter, and (ii) the Tenant Improvement Work (or in the case of a subcontractor, the portion thereof performed by such subcontractor) shall be warranted in writing to Tenant and Landlord to be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion of the Tenant Improvement Work.  Tenant agrees to give to Landlord any assignment or other assurances which may be necessary to permit Landlord to directly enforce such warranties (such warranties shall include, without additional charge, the repair of any portion of the Building or Common Areas which may be damaged as a result of the removal or replacement of the defective Initial Improvements).  Tenant shall cause Tenant’s Agents to engage only labor that is harmonious and compatible with other labor working in the Building.  In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s Contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance.  If at any time any of Tenant’s Agents interferes with any other occupant of the Building, or hinders or delays any other work of improvement in the Building, or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, including any building systems, Tenant shall cause such subcontractor, laborer, materialman or supplier to leave the Building and remove all tools, equipment and materials immediately upon written notice delivered to Tenant, and, without limiting Tenant’s indemnity obligations set forth in Section 11 of the Lease, Tenant shall reimburse Landlord for all costs, expenses, losses or damages incurred or suffered by Landlord resulting from the acts or omissions of Tenant’s Agents in or about the Building.

4.2                                 Permits.  Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all applicable Laws applicable to, the construction of the Initial Improvements in accordance with the Approved Working Drawings (the “Permits”).  Tenant agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permit or certificate of occupancy.  Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits or certificate of occupancy, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant’s Architect, at Tenant’s expense, and submitted to Landlord for Landlord’s review and approval as a Change Order under Section 6 below.  If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections.  This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended.

4.3                                 Commencement of Work.  At least ten (10) days prior to the commencement of construction of the Initial Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Initial Improvements, the estimated date of completion of the Initial Improvements and the construction schedule provided by Tenant’s Contractor.  In addition, prior to the commencement of construction of the Initial Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Initial Improvements; (b) a certificate from Tenant stating that the costs which have theretofore been incurred in connection with the design and construction of the Initial Improvements, which costs of construction form a basis for the amount of the construction contract; and (c) original certificates of insurance policies obtained pursuant to this Tenant Work Letter, together with any endorsements referred to in Section 4.6 below, confirming to Landlord’s reasonable satisfaction compliance with the insurance requirements of this Tenant Work Letter.

4.4                                 Performance of Work.

(a)                                  Following Building Shell Completion, Tenant shall be permitted to enter the Premises for the sole purpose of constructing the Initial

Improvements, provided that Tenant’s occupancy of the Premises prior to the Commencement Date shall be subject to all of the terms, covenants and conditions of the Lease (including, without limitation, Tenant’s obligations under Section 11 (regarding Tenant’s indemnity obligations).  Notwithstanding any provision of the Lease to the contrary, Tenant shall pay for all utility and other costs incurred by Landlord to the extent they relate to Tenant’s work prior to the Commencement Date.  Further, if Tenant occupies any part of the Premises prior to the Commencement Date for purposes of doing business (as opposed to constructing the Initial Improvements), then Tenant shall pay all Base Rent and Tenant’s Proportionate Share of Operating Expenses and Real Property Taxes at the rate for the first Lease Year prorated for any partial month.

(b)                                 Without limiting the provisions of Section 4.4(a) above, all work performed by Tenant’s Contractor shall strictly conform to the Approved Working Drawings, shall comply with all applicable Laws (including building codes) and all applicable standards of the American Insurance Association and the National Electrical Code and all building material manufacturer’s specifications, shall comply with all reasonable non-arbitrary rules and regulations from time to time adopted by Landlord to govern construction in or about the Building, and shall be performed in a good and professional manner and so as not to interfere with the performance of any other work within the Building, or with Landlord’s maintenance or operation of the Building.  At all times during construction of the Initial Improvements, Landlord and Landlord’s employees and agents shall have the right to enter the Premises to perform Landlord’s Work, inspect the Tenant Improvement Work, and to require the correction of any faulty work or any material deviation from the Approved Working Drawings by written notice to Tenant.  Tenant shall deliver notice to Landlord at least two (2) business days prior to Tenant’s closing-up of any Tenant Improvement Work affecting the life safety, telecommunications, heating, ventilation and air conditioning, plumbing, electrical or other building systems in the Premises, in order to give Landlord or Landlord’s agents an opportunity to inspect and approve the same.  No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any applicable Laws, and Tenant shall be fully responsible and liable therefor.  Tenant shall reimburse Landlord for the cost of any repairs, corrections or restoration which must be made, in Landlord’s good faith judgment, to the Premises or any other portion of the Building, if caused by Tenant’s Contractor or any other of Tenant’s Agents.

4.5                                 Outside Opening Date.  Tenant agrees to complete the Tenant Improvement Work and open for business in the Premises on or before the Outside Opening Date.

4.6                                 Insurance.  At all times during the construction of the Initial Improvements, in addition to the insurance required to be maintained by Tenant under the Lease, Tenant shall require all of Tenant’s Agents to maintain (i) Commercial General Liability Insurance with limits of not less than $2,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and Products and Completed Operations Coverage;  (ii) Comprehensive automobile liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 “any auto”, and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (iii) Worker’s Compensation with statutory limits and Employer’s Liability Insurance with limits of not less than $100,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee.  In addition, Tenant shall carry “Builder’s Risk” insurance on a replacement cost, agreed value basis, in an amount equal to at least the initial sum of the construction contract(s) for the construction of the Initial Improvements, and shall include loss or damage to the work of Tenant’s Contractor and any subcontractors (the amount of this insurance to be adjusted as needed to reflect any subsequent material changes), it being understood and agreed that the Initial Improvements shall be insured by Tenant pursuant to Section 9 of the Lease immediately upon completion thereof.  Tenant’s liability insurance shall be written on an “occurrence” basis and shall name Landlord and Landlord’s Mortgagee(s) as additional insureds (by endorsement reasonably acceptable to Landlord).  The “Builder’s Risk” insurance shall name Landlord and such other parties as Landlord may reasonably specify as the loss payee(s), as their interest may appear, with respect to all proceeds received therefrom.  All of the insurance required to be carried by Tenant hereunder shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, shall provide that Landlord shall receive thirty (30) days’ written notice from the insurer prior to any cancellation or material reduction of coverage, and shall be placed with companies which are rated A:VII or better by Best’s Insurance Guide and licensed to business in the State of California.  All deductibles and self-insured retentions under Tenant’s policies are subject to Landlord’s reasonable approval, and all insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Tenant’s compliance with the provisions of this Section shall in no way limit Tenant’s liability under any of the other provisions of the Lease.

4.7                                 Liens.  Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant; provided, however, Tenant shall have the right, at its sole cost and expense, to contest in good faith any such mechanics’ or other liens so long as Tenant has posted a release bond in an amount equal to one hundred fifty percent (150%) of the amount of the lien and otherwise in accordance with applicable Laws.  Should Tenant fail to remove any such lien (or record a bond as provided above) within five (5) business days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as additional rent under the Lease.  Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by applicable Laws, or which Landlord may deem to be proper, for the protection of Landlord and the Building from such liens.  Promptly following completion of construction, Tenant shall provide Landlord a copy of a final unconditional lien release from Tenant’s Contractor and each of Tenant’s Agents who performed work or supplied materials for the Initial Improvements.  Upon completion of construction, Tenant shall promptly record a Notice of Completion in accordance with California Civil Code Section 3093 and provide a copy thereof to Landlord.

5.                                       Responsibility for Design and Construction Costs.  Landlord’s Work shall be performed by Landlord at Landlord’s sole cost and expense and the Tenant Improvement Work shall be performed by Tenant at Tenant’s sole cost and expense.  Except as otherwise provided in the Lease, Tenant shall not be obligated to pay for any chargebacks, reimbursables, fees, bonds, security deposits or barricades in connection with Landlord’s Work or the Initial Improvements.

6.                                       Change Orders.  Landlord will not unreasonably withhold its approval of (a) any request by Tenant, or by Tenant’s Contractor with Tenant’s approval, to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a “Change Order”).  No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant.  Tenant shall pay all costs attributable to Change Orders, including reasonable costs incurred by Landlord in reviewing proposed Change Orders.  Landlord agrees to respond to any request for approval of a Change Order within three (3) business days following Landlord’s receipt of such request.

7.                                       Ownership of Initial Improvements.  The Initial Improvements shall be deemed, effective upon installation, to be a part of the Premises and the Building and shall be deemed to be the property of Landlord (subject to Tenant’s right to use the same during the Term of the Lease), and shall be surrendered at the expiration or earlier termination of the Term, unless Landlord shall have conditioned its approval of the Final Working Drawings or any Change Order on Tenant’s agreement to remove any items thereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant’s expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted.  The removal, repair and restoration described above shall, at Landlord’s sole election, be performed either by Tenant or by Landlord; and if such work shall be performed by Landlord, Tenant shall pay to Landlord, within twenty (20) days following Landlord’s demand, the reasonable cost and expense of such work.

EXHIBIT B-1

DESCRIPTION OF LANDLORD’S WORK

Landlord’s Work is shown on those certain plans prepared by Tulloch Construction dated January 16, 1998, and identified as Job No. 2147.

EXHIBIT “C”

TENANT’S PERSONAL PROPERTY

All furniture, movable equipment and other personal property that is not attached to the floors, walls or ceiling of the Premises; and any other fixture, equipment, or other item, regardless of the manner of attachment, that is used primarily in Tenant’s trade or business and that can be removed as a separate physical unit without material damage to the Building and without unreasonable interference with other tenants’ use and enjoyment of their leased premises, including, without limitation, the following:

1.                                       the personal property and fixtures of Tenant’s Customers, Contractors or Employees; and

2.                                       lighting fixtures.

[To be completed by Tenant after execution of Lease, with final Exhibit C to be slip sheeted into original executed Lease]

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EXHIBIT “D”

RULES AND REGULATIONS

1.                                       Landlord shall have the right to prescribe the weight, position and manner of installation of heavy equipment which, if considered necessary by Landlord, shall be installed in a manner which shall insure satisfactory weight distribution.  The time, routing and manner of moving such heavy equipment shall be subject to prior approval by Landlord.

2.                                       Tenant, or the employees, agents, visitors or licensees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or the Property.  No animals or birds shall be brought or kept in or about the Premises or the Property.

3.                                       Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

4.                                       Landlord shall have the right to exclude any person from the Property other than during customary business hours, and any person in the Property will be subject to identification by employees and agents of Landlord.  All persons in or entering the Property shall be required to comply with the security policies of the Property.  If Tenant desires any additional security service for the Premises or the Property, Tenant shall have the right (with the prior written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense.  Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect its property from theft, loss or damage.  Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Premises or the Property of any person.  In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Premises or the Property during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Premises or the Property and property or persons therewith.

5.                                       Tenant shall not cause or permit any odors to permeate in or emanate from the Premises or the Property, or permit or suffer the Premises or the Property to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Premises or the Property by reason of light, radiation, magnetism, noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business in the Premises or the Property.

6.                                       All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises.  Landlord may at all times keep a pass key to the Premises.  All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

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7.                                       Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises or the Property.

8.                                       Tenant shall not advertise for temporary laborers giving the Premises or the Property as an address, nor pay such laborers at a location in the Premises or the Property.

9.                                       No portion of the Premises or any part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

10.                                 The toilet rooms, urinals, wash bowls and other apparatus in the Premises shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

11.                                 Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Premises or the Property.

12.                                 Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, and invitees, which rules and regulations shall be binding upon it in like manner as if originally herein prescribed.

13.                                 Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles.

14.                                 Tenant shall not utilize the Premises for outside storage except with the written consent of Landlord.

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EXHIBIT “E”

RENEWAL OPTION

If, at the end of the primary term of this Lease, Tenant is not in default of any of the terms, conditions, or covenants of the Lease after notice and the expiration of applicable cure periods, Tenant, but not any assignee or subtenant of Tenant, is hereby granted one (1) option to renew this Lease for an additional term of ten (10) years upon the same terms and conditions contained in this Lease with the following exceptions:

1.                                       Renewal option term will contain no further renewal options unless granted by Landlord in writing; and

2.                                       Base rent for the renewal term shall be based on ninety-five percent (95%) of the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the Lease term and credit standing of Tenant to be taken into account; provided, however, that in no event will the base rent for any year of the renewal term be less than the base rent payable by Tenant for the twelve (12) month period immediately preceding the commencement of the renewal term (without regard to any periods of rent abatement on account of casualty, etc.).  If Tenant desires to renew this Lease, Tenant will notify Landlord in writing of its intention to renew no later than six (6) months prior to the expiration date of the Lease, the time of such exercise being of the essence; Landlord shall, within the next fifteen (15) days, after receipt of such notice, deliver to Tenant the proposed rent and terms with respect to the renewal term.  Tenant shall have fifteen (15) days to accept or reject such proposed rent and terms.  In the event Tenant rejects such proposed rent and terms and Landlord and Tenant are thereafter unable to agree upon the rent and terms to be applicable during the renewal term within the thirty (30) days after such rejection by Tenant after reasonably and in good faith attempting to reach such an agreement, Tenant’s renewal option shall terminate and thereafter be of no force or effect.

E-1

EXHIBIT “F”

RIGHT OF FIRST OFFER

Subject to the conditions set forth in this Exhibit “F”, Tenant shall have a right of first offer to lease the remainder of the Building in which the Premises is located (the “First Offer Space”), in the event the First Offer Space becomes available for lease to third parties during the Term (excluding the Renewal Term) following the initial leasing thereof after the Commencement Date.  Prior to leasing the First Offer Space to a third party, Landlord will give notice to Tenant (an “Offering Notice”) specifying Landlord’s good faith estimate of (i) the Base Rent which Landlord proposes to charge for the First Offer Space, which Base Rent shall equal Landlord’s good faith estimate of the prevailing market rate for the First Offer Space for a term equal to the remainder of the Term (taking into account the Renewal Term), (ii) the approximate date upon which the First Offer Space is anticipated to be available for delivery, and (iii) any other material conditions or provisions relating to the leasing of the First Offer Space which vary from the provisions of this Lease.  If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice, Tenant shall so notify Landlord within ten (10) business days after receipt thereof, which notice shall be unconditional and irrevocable.  Tenant may exercise its right of first offer only with respect to all of the First Offer Space identified in the Offering Notice, and only if Tenant intends to occupy such First Offer Space in connection with its own reasonably foreseeable needs.

If Tenant timely exercises its right to lease the First Offer Space, then except as specified in this Exhibit “F” or in the Offering Notice (which shall govern to the extent of any conflict with this Lease), the First Offer Space shall become a portion of the Premises on all of the terms and conditions of this Lease for the remainder of the Term (including any Renewal Term), provided that (i) Base Rent for the First Offer Space shall be determined as specified above, (ii) Tenant’s Proportionate Share of Operating Expenses and Taxes shall be adjusted to reflect the addition of the First Offer Space, and (iii) the First Offer Space shall be delivered in its then existing “as is” condition, without obligation on the part of Landlord to make any repairs or construct any improvements to the First Offer Space in connection with Tenant’s contemplated use, or to demolish existing improvements therein, and Tenant shall be responsible for the construction and installation, in accordance with the provisions of Section 6 of the Lease, of any tenant improvements it desires to install within the First Offer Space, at Tenant’s sole cost and expense.  Tenant shall commence paying Base Rent and all additional rent with respect to the First Offer Space on the date of delivery of the First Offer Space to Tenant in the condition required hereunder.  Landlord shall promptly prepare and Landlord and Tenant shall promptly execute an amendment to this Lease reflecting the addition of the First Offer Space.  Tenant’s right of first offer under this Exhibit “F” shall be a one-time right as to the First Offer Space.  If Tenant fails to timely notify Landlord that it wishes to lease the First Offer Space, or if Tenant fails to execute and deliver said lease amendment to Landlord within ten (10) business days following receipt thereof by Tenant, Landlord may thereafter lease the First Offer Space to any person on any terms and conditions it may deem appropriate, including terms and conditions more favorable than the terms and conditions set forth in the Offering Notice,

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and Tenant shall have no further rights with respect to the First Offer Space, either at such time or at any future time.

If Tenant timely exercises its right to lease the First Offer Space, and Landlord fails to deliver possession of all or any portion of the First Offer Space to Tenant on or before the scheduled date for delivery of possession for any reason, this Lease shall not be void or voidable and Landlord shall not be deemed in default or otherwise liable to Tenant for any claims, damages, or liabilities in connection therewith or by reason thereof, but Tenant shall have no obligation to pay Base Rent or Tenant’s Proportionate Share of Operating Expenses or Taxes with respect to the First Offer Space until possession of the First Offer Space has been delivered to Tenant.  Notwithstanding anything to the contrary set forth herein, if Tenant is in default under this Lease beyond applicable notice and cure periods at the time an Offering Notice would otherwise be required to be sent under this Exhibit, or any other time following Tenant’s exercise of its right to lease the First Offer Space and prior to the date upon which possession of the First Offer Space is to be delivered to Tenant, Landlord shall have, in addition to any other remedies, the right to terminate Tenant’s rights under this Exhibit “F”, and in such event Landlord shall not be required to deliver the Offering Notice or to deliver possession of the First Offer Space to Tenant.  If not earlier terminated, the rights of Tenant pursuant to this Exhibit “F” shall automatically terminate upon the Expiration Date.  Nothing contained in this Exhibit “F” shall be deemed to impose any obligation on Landlord to refrain from negotiating with existing or future tenants of the First Offer Space, to withhold the First Offer Space from the market, or to take any other action or omit to take any other action in order to make the First Offer Space available to Tenant.

F-2

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “Amendment”) is made as of the “Effective Date” (defined in Section 1.2 below), by and between LINCOLN PO BENICIA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and BEBE STORES, INC., a California corporation (“Tenant”).

R E C I T A L S:

A.            Landlord and Tenant entered into a certain Lease Agreement dated as of October 24, 2000 (the “Lease”), for certain premises located in the Lincoln Distribution Center, Benicia, California, as more particularly described in the Lease (the “Premises”).  Capitalized terms used but not defined herein shall have their respective meanings set forth in the Lease.

B.            As provided in the Tenant Work Letter, attached to the Lease as Exhibit “B”, Landlord shall perform certain improvements to the Premises (referred to in the Tenant Work Letter as “Landlord’s Work”).  Landlord and Tenant desire to modify the definition of Landlord’s Work under the Lease as more particularly described herein.

NOW, THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Addition to Landlord’s Work.  In addition to the Landlord’s Work described in Exhibit B-1 attached to the Lease, Landlord shall, at its cost (except as specified below), (i) provide electrical service to the Premises at 1200 amps, 277/480 volts (such service to be provided to a main panel and meter section within the Premises); and (ii) construct and install a full height demising wall of approximately 400 linear feet separating the Premises from the adjacent 96,000 square feet in the Building.  Within thirty (30) days following receipt of reasonably detailed invoices therefor, Tenant shall reimburse Landlord, as additional rent under the Lease, for the cost of labor and materials (per bid from Tulloch Construction) associated with the installation of the sheet rock on Tenant’s side of such demising wall.

2.             Miscellaneous.  Except as modified by this Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect and are hereby ratified and confirmed.  This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof.  Tenant acknowledges that all prior communications

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from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

IN WITNESS WHEREOF, the parties have caused this First Amendment of Lease to be executed as of the day and year first written above.

TENANT:			LANDLORD:

BEBE STORES, INC.,			LINCOLN PO BENICIA LIMITED PARTNERSHIP,
a California corporation			a Delaware limited partnership

			By:	Lincoln-Benicia LLC,
a Delaware limited liability company,
its general partner

			By:	Lincoln MM Benicia, Inc.
By:	/s/ Manny Mashouf			a Texas corporation,
	Name:	Manny Mashouf		its managing member
	Title:	Chief Executive Officer

By:	/s/ Lilliemae Stephens			By:	/s/ John Herr
	Name:	Lilliemae Stephens		Name:	John Herr
	Title:	V.P. & General Counsel		Title:	VICE PRESIDENT

Dated:	11/21/00		Dated:	11-22-00

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